Exhibit 10.1

FOURTH AMENDMENT TO
FIRST LIEN CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”), dated as of May 31, 2015 (the “Effective Date”), is entered into by and among FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); each of the undersigned financial institutions (collectively, the “Lenders”); and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as such terms are defined in the Credit Agreement referenced below).

RECITALS

A.          The Borrower, Administrative Agent and Lenders have executed a First Lien Credit Agreement, dated as of June 29, 2012 (as amended, the “Credit Agreement”) providing for a Revolving Loan in the maximum aggregate principal amount of $5,000,000, a Term Loan in the original principal amount of $50,000,000, a Term Loan (Hotel) in the maximum principal amount of $10,000,000 and a Swing Line Loan in the maximum principal amount of $1,000,000. Capitalized terms used herein and not otherwise defined herein shall have the meanings defined in the Credit Agreement.

B.          The Borrower has requested that the drawdown deadline for the Term Loan (Hotel) and the beginning of the amortization period for the Term Loan (Hotel) be extended. The Administrative Agent and Lenders are willing to accept such requests on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

I.          AMENDMENTS TO CREDIT AGREEMENT

1.          Sections 2.01(g)(iii) (Loan Facilities, Scheduled Payments; Schedule Principal Payments – Term Loans); 2.01(h)(iii) (Loan Facilities, Term Loan (Hotel)), 2.04(b)(ii) (Amount Limitations, Commitment Reductions, Etc.; Mandatory Reductions of Commitments) and 2.05(c) (Fees; Commitment Fees) of the Credit Agreement are hereby amended to substitute August 31, 2015 for May 31, 2015, and October 1, 2015 for June 1, 2015.

2.          Section 4.02(a) (Construction, Covenants, Commencement and Completion of Improvements of the Construction Monitoring and Disbursement Agreement) is hereby amended to substitute August 31, 2015 for May 31, 2015.

3.          Except as specifically amended hereby, all of the remaining terms and conditions of the Credit Agreement shall remain in full force and effect.

II.          MISCELLANEOUS

1.           Representations and Warranties. Borrower represents to the Administrative Agent and the Lenders, as of March 31, 2015, as follows:

(a)          The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b)          No Default has occurred and is continuing; and

(c)          No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole has occurred since March 31, 2015.

2.           Conditions Precedent. Upon the satisfaction of all of the following conditions precedent, this Amendment shall, retroactively as of the Effective Date, become effective: (i) the Borrower shall have paid or caused to be paid all costs and expenses incurred by the Agent and the Lenders through the Effective Date and (ii) the Agent and the Lenders shall have received the following, all of which shall be in form and substance satisfactory to the Agent and in sufficient counterparts:

(a)          Duly executed counterparts of this Amendment signed by all of the Loan Parties.

(b)          Acknowledgment of First Lien Guarantors to this Amendment.

(c)          Acknowledgment of Second Lien Lenders to this Amendment.

(d)          Flood hazard determination certificates for Silver Slipper Casino property, if required by Administrative Agent.

(e)          Certificate of Borrower stating that (i) all material consents necessary or advisable in connection with the transactions contemplated by this Amendment have been obtained, (ii) all of the foregoing conditions precedent have been satisfied and (iii) the Effective Date has occurred; provided that if such certificate is not received by May 31, 2015 (unless such date is extended by the Administrative Agent), this Amendment shall become null and void.

(f)          Opinion of counsel to Borrower regarding the due authorization, execution and enforceability of this Amendment.

(g)          Such other documents as the Administrative Agent may reasonably request.

3.          Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

4.          Effective Date. Upon the satisfaction of the conditions precedent set forth in Section 2 of this Article II, this Amendment shall become effective as of the Effective Date.

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:	FULL HOUSE RESORTS, INC.,
a Delaware corporation

	By:	/s/ Daniel Lee
		Name:	Daniel Lee
		Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT, COLLATERAL TRUSTEE, L/C ISSUER. SWING LINE LENDER AND LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION,

	By:	/s/ Ross S. Wales
		Name:	Ross S. Wales
		Title:	Senior Vice President

LENDERS:	NEVADA STATE BANK

	By:	/s/ Shannon Petersen
	Name:	Shannon Petersen
	Title:	Executive Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ James H. Moore, Jr.
Name:	James H. Moore, Jr.
Title:	Senior Vice President

TRUSTMARK NATIONAL BANK

By:	/s/ Craig E. Sosebee
Name:	Craig E. Sosebee
Title:	First Vice President

BANK OF NEVADA

By:	/s/ Doron Joseph
Name:	Doron Joseph
Title:	Senior Vice President

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